POWER OF ATTORNEY                  EXHIBIT 24

          MICHAEL E. RESCOE, the undersigned, Senior Vice

President, Chief Financial Officer, and Treasurer of PG&E

Corporation, hereby constitutes and appoints LESLIE H.

EVERETT, LINDA Y.H. CHENG, WONDY S. LEE, ERIC MONTIZAMBERT,

GARY P. ENCINAS, JOHN E. FORD, and KATHLEEN HAYES, and each

of them, as his attorneys in fact with full power of

substitution to sign and file with the Securities and

Exchange Commission in his capacity as Senior Vice

President, Chief Financial Officer, and Treasurer (principal financial officer) of said corporation one or more post-

effective amendments to the Registration Statement on Form S-

8 relating to the PG&E Gas Transmission, Texas Corporation

Savings Fund Plan (No. 333-33657) and any and all other

filings or documents related thereto, and hereby ratifies

all that said attorneys in fact or any of them may do or

cause to be done by virtue hereof.

     IN WITNESS WHEREOF, I have signed these presents this

21st day of April 1999.


                      MICHAEL E. RESCOE
                      -----------------
                      Michael E. Rescoe